Exhibit 18

FEE TABLE FOR

FORM N-14

Calculation of Filing Fee Tables

N-148C

(Form Type)

Blackstone Private Credit Fund

(Exact Name of Registrant as Specified in Governing Instruments)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price (1)	Fee Rate	Amount of Registration Fee(1)

Fees to be Paid	Debt	4.950% Notes due 2027	457(a)	$400,000,000	—	$400,000,000	0.00015310	$61,240

	Debt	5.250% Notes due 2030	457(a)	$400,000,000	—	$400,000,000	0.00015310	$61,240

	Debt	5.600% Notes due 2029	457(a)	$400,000,000	—	$400,000,000	0.00015310	$61,240

	Debt	6.000% Notes due 2034	457(a)	$600,000,000		$600,000,000	0.00015310	$91,860

Fees Previously Paid	—	—	—	—	—	—	—	—

Carry Forward Securities

Carry Forward Securities

	Total Offering Amounts					$1,800,000,000		$275,580

	Total Fees Previously Paid							$ 0.00

	Total Fee Offsets							$91,860

	Net Fee Due							$183,720

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)

Fee Offset Claims	Blackstone Private Credit Fund	N-2/A	333-264426	January 14, 2025		$91,860 (2)	Debt	Debt Securities	(2)	$600,000,000

Fee Offset Sources	Blackstone Private Credit Fund	N-2/A	333-264426		January 14, 2025						$91,860(2)

(1)

Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act of 1933 and computed pursuant to Rule 457(a) and 457(f)(2) of the Securities Act of 1933.

(2)

The registrant previously registered certain unsold debt securities (the “Unsold Securities”) on a registration statement on Form N-2 (File No. 333-264426) (the “Prior Registration Statement”) filed with the Securities and Exchange Commission on January 14, 2025, which went effective on January 21, 2025. As of the date hereof, the maximum aggregate offering amount of the Unsold Securities is $600,000,000. In connection with the registration of the Unsold Securities, the registrant paid a registration fee of $91,860, which will be applied to the debt securities that will be offered pursuant to the prospectus included in the registration statement filed herewith. The registrant has terminated any offering that included the unsold debt securities under the Prior Registration Statement.